As filed with the Securities and Exchange Commission on October 23, 2023

1940 Act File No. 811-23896

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒

AMENDMENT NO. 1

MANULIFE PRIVATE CREDIT PLUS FUND

(Exact Name of Registrant as Specified in its Charter)

200 Berkeley Street

Boston, MA 02116

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code:

617-663-3000

Christopher Sechler, Esq.

200 Berkeley Street

Boston, MA 02116

COPY TO:

Mark P. Goshko

George J. Zornada

K&L Gates LLP

One Congress Street, Suite 2900

Boston, MA 02114-2023

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”)).
☐

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☒	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investment in the Registrant may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act, non-U.S. persons within the meaning of Regulation S under the 1933 Act, or in other private placement transactions exempt under Section 4(a)(2). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form N-2 (File No. 811- 23896) of Manulife Private Credit Plus Fund (the “Registrant”) has been filed by the Registrant pursuant to Section 8(b) of and Rule 8b-15 under the Investment Company Act of 1940, as amended (the “1940 Act”). However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, interests in the Registrant.

The contents of the Registration Statement on Form N-2 filed by the Registrant with the Securities and Exchange Commission (the “Initial Registration Statement”) and all amendments thereto are incorporated by reference. The purpose of this Amendment No. 1 is to update the exhibits to the Registrant’s Registration Statement.

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits

(1)	Financial Statements

Not applicable

(2)	Exhibits

(a)(i)	Agreement and Declaration of Trust dated January 4, 2023 — previously filed as exhibit (a)(i) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(a)(ii)	Amendment to Change the Name of the Trust dated July 25, 2023 — previously filed as exhibit (a)(ii) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(b)	By-Laws dated July 24, 2023 — previously filed as exhibit (b) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(c)	Not applicable

(d)	See Item 25(2)(a) and (b).

(e)	Dividend Reinvestment Plan — previously filed as exhibit (e) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(f)	Not applicable

(g)(i)	Advisory Agreement, dated August 22, 2023 — previously filed as exhibit (g)(i) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(g)(ii)	Subadvisory Agreement, dated August 22, 2023 — previously filed as exhibit (g)(ii) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(h)	Not applicable

(i)	Not applicable

(j)(i)	Master Custodian Agreement, dated September 10, 2008 — previously filed as exhibit (j)(i) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(j)(ii)	Custodian Agreement Notice, dated August 22, 2023 — previously filed as exhibit (j)(ii) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(k)(i)	Amendment to the Amended and Restated Service Agreement, dated August 22, 2023 — previously filed as exhibit (k)(i) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(k)(ii)	Expense Limitation Agreement, dated August 22, 2023 — previously filed as exhibit (k)(ii) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(k)(iii)	Fund of Funds Investment Agreement, dated October 9, 2023 — FILED HEREWITH.

(k)(iv)	Master Agreement SS&C Digital Solutions Services by and among SS&C and Funds dated September 25, 2023 — FILED HEREWITH.

(k)(v)	Amendment dated October 6, 2023 to the Amended SS&C Digital Solutions Master Agreement dated September 25, 2023 — FILED HEREWITH.

(k)(vi)	Services Agreement by and among SS&C and Funds dated July 14, 2023 — FILED HEREWITH

(k)(vii)	Amendment One dated October 4, 2023 to the Services Agreement by and among SS&C and Funds dated July 14, 2023 — FILED HEREWITH.

(k)(viii)	UMB Treasury Management Services Master Agreement dated May 22, 2008 — FILED HEREWITH.

(k)(ix)	Exhibit A Adoption of UMB Fund Services Master Agreement — FILED HEREWITH.

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)	Not applicable

(q)	Not applicable

(r)	Code of Ethics, dated January 1, 2008 (Revised September 17, 2020) — previously filed as exhibit (r) to the fund’s Registration Statement on Form N-2 filed on August 25, 2023, accession number 0001193125-23-221355.

(s)	Not applicable

Item 26. Marketing Arrangements

Not applicable

Item 27. Other Expenses of Issuance and Distribution*

Legal fees and expenses	$100,000
Accounting fees and expenses	$10,000
Miscellaneous	$309,904

Total	$419,904

Note: All listed amounts are estimates.

*	Does not include organizational and offering costs.

Item 28. Persons Controlled by or Under Common Control with Registrant

After completion of the private offering of Shares, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by the Advisor or an affiliate until the effectiveness. Information regarding the ownership of the Advisor is set forth in its Form ADV as filed with the Securities and Exchange Commission (the “SEC”) (File No. 801-8124), and is incorporated herein by reference.

Item 29. Number of Holders of Securities as of August 25, 2023

Title of Class	Number of Record Holders
Shares	1

Item 30. Indemnification

Reference is made to Article 4 of the Registrant’s Agreement and Declaration of Trust (the “Agreement and Declaration of Trust”), filed as Exhibit (a) hereto, and to Paragraph 17 of the Registrant’s Investment Advisory Agreement (the “Advisory Agreement”), filed as Exhibit (g)(i) hereto. The Registrant hereby undertakes that it will apply the indemnification and limitation of liability provisions of the Agreement and Declaration of Trust and the Advisory Agreement in a manner consistent with Release 40-11330 of the SEC under the 1940 Act, so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was an independent trustee, officer, employee or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Advisor

A description of any other business, profession, vocation, or employment of a substantial nature in which the Advisor of the Registrant, and each member, trustee, executive officer, or partner of any such investment Advisor, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or trustee, is set forth in the Offering Memorandum in the section entitled “Management of the Fund.” Information as to the members and officers of the Advisor is included in its Form ADV as filed with the SEC (File No. 801-8124), and is incorporated herein by reference.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of:

(1)	the Registrant, Manulife Private Credit Plus Fund, 200 Berkeley Street, Boston, Massachusetts, 02116;

(2)	the Custodian, State Street Bank and Trust Company, State Street Financial Center, One Congress Street, Suite 1, Boston, Massachusetts 02114; and

(3)

the Advisor, John Hancock Investment Management LLC, 200 Berkeley Street, Boston, Massachusetts, 02116, and the Subadvisor, Manulife Investment Management (US) LLC, 197 Clarendon Street Boston, Massachusetts 02116.

Item 33. Management Services

Not applicable

Item 34. Undertakings

Not applicable

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Manulife Private Credit Plus Fund, has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 23rd day of October, 2023.

MANULIFE PRIVATE CREDIT PLUS FUND

By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President and Trustee